Exhibit 99.1
Press Contact:
Cassandra Péan
Vocus
(301) 918-6434
cpean@vocus.com
Vocus Acquires Facebook Apps Provider North Social
Enables Organizations to Quickly Create and Manage Custom Facebook Pages;
Acquisition of North Social Adds to Vocus’ Growing Portfolio of Social Media Products;
LANHAM, MD (PRWEB) February 24, 2011 — Vocus (NASDAQ: VOCS), a leading provider of cloud-based marketing and PR software, announced today it has acquired North Social, a software company that provides Facebook applications that enable businesses to create, manage and promote their business on Facebook.
North Social offers 19 different Facebook apps delivered in a single self-service subscription, allowing businesses of all sizes to create engaging fan pages and fan experiences. The software allows users to easily set up custom Facebook pages in order to launch social media campaigns, integrate photos and videos, incorporate feeds from sites like Twitter and Yelp, offer sweepstakes, sign up volunteers and more. These applications help businesses increase their fans and Facebook “likes” and more importantly, to engage and transform them into leads and sales.
“Social media is changing the way consumers evaluate and purchase products and Facebook is becoming an increasingly important channel for organizations to engage consumers and influence this new buying cycle,” said Rick Rudman, president and CEO of Vocus. “North Social will become an important component of our earned marketing product suite.”
North Social is the latest addition to the Vocus earned marketing suite that helps organizations reach and influence buyers across social networks, online and through the media. Earlier this month, Vocus announced it had acquired Engine140, a social media recommendation engine that makes it easy for businesses to build their brand on Twitter and other social networks. In June of 2010, Vocus launched its social media module which allows organizations to listen and engage with customers and influencers across social networks.
“It’s about more than just a compelling or a visually appealing Facebook page,” says Alex Bernstein, co-founder of North Social. “With more than 600 million users on Facebook, North Social provides organizations with an easy and innovative way to engage customers and drive measurable results on the largest social network platform in the world.”
North Social is used by over 1,300 organizations of all sizes and types, including global brands such as Coca-Cola, Sony and Hard Rock Café and smaller organizations such as Falcon Motorcycles, Hello Music and Paint The Moon Photography. North Social’s operations and staff will remain in Oakland, California.

Transaction Terms
Vocus acquired substantially all of the assets and assumed certain liabilities of North Social on February 24, 2011. Under the terms of the agreement, Vocus paid $7 million in cash at close and could pay up to an additional $18 million of contingent cash consideration over 24 months based on the achievement of certain milestones.
Financial Impact
The acquisition is expected to have no material impact to Vocus’ revenue for the first quarter of 2011. However, the acquisition is expected to reduce non-GAAP EPS by approximately $0.01 in the quarter ending March 31, 2011.
For the full year of 2011, the acquisition is expected to have no material impact to Vocus’ revenue. The company projects the acquisition to reduce non-GAAP EPS by approximately $0.04 in the year ending December 31, 2011. The acquisition is not expected to have a material impact on free cash flow for the full year 2011.
The financial impact of the acquisition on a GAAP basis cannot be estimated until the allocation of the purchase price is made following the closing of the acquisition. Vocus currently expects that the reduction of EPS in the first quarter and the full year of 2011 will be significantly greater on a GAAP basis than on a non-GAAP basis due to the amortization of acquired intangible assets, acquisition related expenses and the fair value adjustments to contingent consideration.
See Other Supplemental Information for further discussion of non-GAAP measures.
Conference Call Information
Vocus will discuss the acquisition in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. Investors are invited to listen to a live audio web cast of the conference call on the Investor Relations section of the Company’s website at http://onlinepressroom.net/vocus/ir/webcast/. A replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until March 3, 2011 at 11:59 p.m. ET and can be accessed by dialing (706) 645-9291 or (800) 642-1687 and entering conference number 47501274.
About Vocus
Vocus (Nasdaq: VOCS) is a leading provider of cloud-based marketing software that helps organizations of all sizes reach and influence buyers across social networks, online and through the media. Vocus provides a suite of software for social media, content marketing and media relations, creating a comprehensive solution for customers looking to generate awareness, build their reputation and increase sales in today’s customer-led buying cycle. Vocus is used by more than 30,000 organizations worldwide and is available in seven languages. For more information, please visit www.vocus.com or call (800) 345-5572.

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.
The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, interruptions or delays in our service or our Web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, our ability to integrate acquisitions, foreign currency exchange rates and interest rates.
Other Supplemental Information
We define non-GAAP income from operations as income from operations excluding stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, the effect of adjustments to deferred revenue related to purchase accounting and adjustments to the fair value of contingent consideration for acquisition earn-outs. We define non-GAAP net income as net income excluding stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, the effect of adjustments to deferred revenue related to purchase accounting and adjustments to the fair value of contingent consideration for acquisition earn-outs including the effect of foreign currencies. Amortization of intangible assets recorded in connection with our acquisitions consists of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as a depreciable tangible asset might. Companies record stock-based compensation by applying varying valuation methodologies and subjective assumptions to different types of equity awards. Acquisition related expenses consist of costs incurred during the reporting period in connection with our acquired businesses. Adjustments to deferred revenue reflect the reductions to the fair value of the acquired company’s deferred revenue due to purchase accounting. Adjustments to contingent consideration reflect the changes in fair value as of each reporting date from the fair value of the contingent consideration recorded on the acquisition date. Management uses non-GAAP income from operations and non-GAAP net income to evaluate operating performance, to determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. Management also believes the exclusion of stock-based compensation, amortization of acquired intangible assets, acquisition related expenses, the effect of adjustments to deferred revenue related to purchase accounting and adjustments to the fair value of contingent consideration for acquisition earn-outs allows management and investors to make meaningful comparisons between our operating results and those of other companies, as well as providing a consistent comparison of our relative historical financial performance. However, management believes that non-GAAP income from operations and non-GAAP net income are subject to material limitations since they may not be indicative of ongoing operating results.
We define free cash flow as cash flow from operations less net capital expenditures and capitalized software development costs plus the excess tax benefits from equity awards. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from operations that is available for acquisitions and other investments. Management also uses free cash flow as a measure to evaluate performance and determine incentive compensation. Our definition of free cash flow may be different from definitions used by other companies.
Management compensates for the limitations in the use of non-GAAP financial measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between our GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in our SEC filings.